THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THIS WARRANT AND SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                                                               May 8, 2000


                            NET VALUE HOLDINGS, INC.
                          COMMON STOCK PURCHASE WARRANT

         NET VALUE HOLDINGS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Darr Aley (the "Holder") is entitled to purchase from the Company, at any time or from time to time during the period specified in Section 2 hereof, 332,416 fully paid and nonassessable shares of Common Stock, par value $.001, of the Company (the "Common Stock"), at an exercise price equal to $1.00 per share, subject to adjustment hereunder (the "Exercise Price"), and subject to the other terms herein. As used herein, the term "Warrant Shares" means the shares of Common Stock issuable upon exercise of this Common Stock Purchase Warrant (the "Warrant").

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer to an account specified by the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within five business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of Holder or such other name as Holder may designate subject to the transfer restrictions herein and upon payment by Holder of any applicable transfer taxes. In the event this Warrant is exercised in part, the Company shall also deliver a new Warrant to the Holder hereof, which Warrant shall be identical to this Warrant, except that the number of Warrant Shares exercisable therefor shall be decreased by the number of Warrant Shares so purchased.

         2. Vesting and Period of Exercise. This Warrant shall vest immediately as to 192,275 shares of Common Stock and vest pro rata on a monthly basis over 36 months commencing on the date of this Warrant as to the remaining 140,141 shares of Common Stock, provided that, the Holder hereof shall forfeit and thereafter be unable to exercise any unvested portion of this Warrant following a breach by Holder of the provisions of Sections 3 or 4 of this Warrant. This Warrant is exercisable at any time or from time to time on or after the vesting dates listed above, and before 5:00 p.m., eastern time on the fifth anniversary of the date of this Warrant (the "Exercise Period").

         3. Non-Disclosure Covenant. The Company and Holder acknowledge that by virtue of consulting services performed and to be performed by Holder, and by virtue of Holder's position as a director of the Company, Holder has been and will continue to be in a relationship of confidence and trust with the Company and will come into possession of "Confidential Information" (i) owned or controlled by the Company and its subsidiaries and affiliate companies (as such term is defined from time to time in periodic reports which the Company files with the Securities and Exchange Commission); (ii) in the possession of the Company and its subsidiaries and affiliate companies and belonging to third parties; or (iii) conceived, originated, discovered or developed, in whole or in part, by Holder. As used herein "Confidential Information" means trade secrets and other confidential or proprietary business, technical, personnel or financial information of the Company, whether or not Holder's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, consumer names, ID's or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes that are not readily available to the public, even such items not specifically marked as a trade secret or confidential, unless the Company advises Holder otherwise in writing or unless the information has been shared by the Company with entities not bound by non-disclosure agreements. In consideration of the fees paid, to be paid or provided to Holder, including the grant of this Warrant, Holder agrees not to directly or indirectly use or disclose to anyone, either during the term of his engagement as a consultant to the Company or after the termination of such engagement, except in the performance of his duties or with the Company's prior written consent, any Confidential Information of the Company. This non-disclosure covenant does not apply to information (i) that is disclosed or becomes public through another source; or (ii) which Holder is required to disclose pursuant to court order, subpoena or applicable law (provided that Holder will use reasonable efforts to provide the Company with prompt notice of any such requests or requirement so that the Company may seek an appropriate protective order). Holder agrees that in the event of the termination of his engagement as a consultant to the Company for any reason, Holder will deliver to the Company, upon request, all property belonging to the Company, including all documents and materials of any nature pertaining to Holder's engagement with the Company and will not take with him any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information.

         4. Non-Competition. During the period commencing on the date of this Warrant and ending on the date which is the later of one year after the termination of Holder's engagement as a consultant to the Company or 36 months after the date of this Warrant (the "Non-Competition Lapse Date"), Holder agrees that he shall not (a) work for or be interested in any business which serves as a holding company primarily for the purpose of acquiring entities whose products and services are delivered to consumers over the Internet ("Internet Entities"),
(b) engage or be interested in or receive any compensation from any business in which the services to be rendered by Holder to such business directly relates to services or products which are directly competitive with "primary" services or products offered by the Company or a subsidiary or affiliate company of the Company at the Non-Competition Lapse Date or (c) induce or attempt to induce any employee, agent or customer of the Company or any of its subsidiaries or affiliate companies to terminate or reduce the scope of his, her or its relationship with the Company. A product or service shall be deemed "primary" only if such service or product constitutes a primary component of the core business of the Company, its majority-owned subsidiaries or its affiliate companies on the Non-Competition Lapse Date. For the purposes of this Agreement, the term "work for or be interested in" a business means that Holder is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if his interest is limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market. In the event that any part of this Section 4 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

         5. Certain Agreements of the Company. The Company covenants as follows:

            a. Shares to be Fully Paid. All Warrant Shares shall, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

            b. Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            c. Certain Actions Prohibited. The Company shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            d. Successors and Assigns. This Warrant shall be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

         6. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6.

            a. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the Common Stock into a greater number of shares, then, after the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the Common Stock into a smaller number of shares, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

            b. Consolidation, Merger or Sale. In case the Company after the date hereof (a) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger, all outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other person or entity, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification for which adjustment in the Exercise Price is provided in Section 6(a)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise immediately prior to such consummation, the highest amount of securities, cash or other property to which Holder would have been entitled as a shareholder upon such consummation if Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 6. The Company shall not effect any such consolidation, merger, or sale of assets, or capital reorganization or reclassification unless prior to the consummation thereof, the continuing or surviving corporation (if other than the Company) assumes by written instrument the obligations under this Section 6 and the obligations to deliver to the Holder of this Warrant such securities, cash or other property as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

            c. Distribution of Assets. In case the Company shall declare or make any distribution of its assets to all Holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, other than a dividend payable in shares of Common Stock or in cash out of earnings of the Company, the Holder shall be entitled upon exercise of this Warrant to receive the amount of cash, securities or other property that would have been payable to the Holder had Holder been the Holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

            d. Notice of Adjustment. Upon the occurrence of any event that requires any adjustment of the Exercise Price, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            e. Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

            f. No Fractional Shares If any exercise of this Warrant would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such exercise shall be the nearest whole number of shares.

            g. Other Notices. In case at any time:

               i. the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               ii. the Company shall offer for subscription pro rata to all holders of the Common Stock any additional shares of stock of any class or other rights;

               iii. there shall be any capital reorganization of the Company, or reclassification of the Common Stock or sale of all or substantially all its assets to another entity; or

               iv. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder notice of (a) the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution or subscription rights, or for determining the holders of Common Stock entitled to vote in respect of any such transaction, and (b) the date (or, if not then known, a reasonable approximation thereof by the Company) when such transaction shall occur. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon consummation of such transaction. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of any action referred to in clauses (i),
(ii), (iii) and (iv) above.

            h. Certain Events. In case any event shall occur as to which paragraphs (a), (b) or (c) of this Section 6 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights represented by this Warrant in accordance with the essential intent of such provisions, the Company shall give notice of such event as provided in Section 6(d) and shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares to preserve, without dilution, the rights represented by this Warrant.

         7. Tax Obligations. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax or other costs in respect thereof; provided that the Holder shall pay all transfer taxes owed upon the issuance of such shares in the name of any person or entity designed by the Holder. Upon exercise of the Warrant, the Company shall have the right to require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for shares of Common Stock purchased pursuant to the Warrant, if in the opinion of counsel to the Company, such withholding is required under applicable tax laws. If the Holder is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements, then he may pay such amount (i) in cash; (ii) in the discretion of the Compensation Committee of the Board of Directors, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate fair market value equal to the tax obligation, provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Compensation Committee of the Board of Directors, through the withholding of shares of Common Stock otherwise issuable to the Holder in connection with the Warrant exercise; or (iv) in the discretion of the Compensation Committee of the Board of Directors, through a combination of the procedures set forth in subsections (i), (ii) and (iii) above.

         8. No Rights as a Stockholder. Prior to the exercise of this Warrant, the Holder hereof, as such, shall not be entitled to any rights of a stockholder of the Company by virtue of his ownership of this Warrant, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

         9. Transfer, Exchange, and Replacement of Warrant.

            a. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

             b. Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this
Section 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes and all other expenses (other than legal expenses, if any, incurred by the Holder) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.

             c. Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

             d. Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise or transfer of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise or transfer, that the Holder furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise or transfer may be made without registration under the Securities Act and applicable state securities or blue sky laws.

             e. Restrictions on Transfer of Shares of Common Stock. The Holder hereby agrees not to pledge, encumber, sell, assign or transfer (collectively, "Transfer") the shares of Common Stock which the Holder owns as of the date of this Warrant until such time as the Board of Directors, in consultation with an investment banking firm engaged by the Company, determines that any such Transfer would not have an adverse effect on the public trading market for the Common Stock, provided that these restrictions on transfer shall lapse 18 months after the date of this Warrant. The Company may place a restrictive legend setting forth these restrictions on transfer on any stock certificates representing these shares of Common Stock. The Company may also place stop transfer orders on these stock certificates with its transfer agent as long as these restrictions on transfer remain effective.

         10. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the Holder at the address shown for the Holder on the books of the Company, or at such other address as the Holder shall have furnished to the Company. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Net Value Holdings, Inc., Two Penn Center, Suite 605, Philadelphia, PA 19102, Attention:
Chief Executive Officer, Fax: (215) 564-3133, or to such other address as the Company shall have furnished to the Holder. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof at the address specified in this
Section 10 or, if mailed by registered or certified mail or with a recognized overnight mail courier, upon deposit with the United States Post Office or such overnight mail courier, postage prepaid and properly addressed.

         11. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS OR ANY OTHER JURISDICTION'S CONFLICTS OF LAW.

         12. Miscellaneous.

             a. Amendments. This Warrant may only be amended by an instrument in writing signed by the Company and the Holder.

             b. Headings. The headings of the sections and paragraphs of this Warrant are for reference purposes only, and shall not affect the meaning or construction of any of the provisions hereof.

             c. Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the grant or award of securities by the Company to the Holder, and the vesting and exercise periods of these securities, and supersedes all prior agreements and understandings, oral or written, between the parties hereto regarding such subject matter including, but not limited to, Amendment No. 2 to Merger Agreement and Plan of Reorganization dated as of July 22, 1999, and letter agreements between the parties dated August 31, 1999, September 13, 1999 and January 23, 2000.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                            NET VALUE HOLDINGS, INC.


                                            By: ________________________________
                                                Andrew P. Panzo
                                                Chief Executive Officer

AGREED TO AND ACCEPTED:


________________________________
Darr Aley

                           FORM OF EXERCISE AGREEMENT

                                                         Dated:  ________, ____.

To:_____________________________

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                                       Name:____________________________________

                                       Signature:_______________________________
                                       Address:_________________________________
                                               _________________________________

                                       Note: The above signature should
                                             correspond exactly with the name on
                                             the face of the within Warrant.